EXHIBIT (10)M


                              CLEARING CUSTODY
                           AND FINANCING AGREEMENT

                                 BANKAMERICA
                           NATIONAL TRUST COMPANY



                  CLEARING, CUSTODY AND FINANCING AGREEMENT

This Agreement is entered into as of this 2nd day of March, 1995, between BankAmerica Nationai Trust Company, a national banking association with offices at 2 Rector Street, New York, New York hereinafter "BankAmerica") and First or America Securities, Inc. (hereinafter "Client").

                                  RECITALS
WHEREAS, BankAmerica is in the business of providing clients with clearing and other services in connection with transactions relating to certain securities, and Client is desirous ot engaging the services of BankAmerica.

NOW THEREFORE, in consideration d the premises, undertakings, and covenants herein contained, the parties hereto agree as follows:

     1. Services. BankAmerica shall receive or deliver securities br Client, make and receive payment for securities for client, extend credit to and for Client, and provide at Client's request such other clearing, settlement, custody, draft, and financial sevices to Client as set forth on BankAmerica's fee schedule in effect from time to time (a copy of which is annexed). Service not set forth on the fee schedule will be provided by mutual agreement at additional cost. Securities covered by this agreement shall include only securities issued by the United States d America and its agencies and such other securities as BanicAmerica shall agree to accept.

     2. Payment. Client shall pay BankAmerica (a) for the services set forth in Paragraph 1 according to the rates in the fee schedule, which rates shall be subject to adjustment upon written or oral notice by BankAmerica to Cliient;
(b) reimbursable expenses incurred by BankAmerica; (c) interest on all credit, advances. and other flnancial accommodations extended by BankAmerica at such rate or rate established by BankAmerica from time to time; and (d) for any other services or advances provided by BankAmerica for or on account of Client. Payment due BankAmerica may be deducted from Client's account(s).

     3. Receipt, Delivery and Custody of Securities.

     (a) BankAmerica shall receive or deliver, or cause to be received or delivered, securities from, for, or on behalf of Client pursuant to instructions from Client through Client's general clearing account. Client shall give BankAmerica instructions in form and substance satisfactory to BankAmerica. Client shall deliver to BanicAmerica a copy of resolutions of Client's Board of Directors certified by the President, Chief Financial Officer a Secretary designating the individuals authorized to transmit instructions and effect transactions under this Agreement

     (b) if BankAmerica shall deliver, or cause to be delivered, a security against payment and is not timely paid therefor, BankAmerica shall use its best efforts to collect the sum due plus an amount equal to a reasonable rate of interest on the sums due for the period of the delay in payment.

     (c) BankAmerica shall hold securities as custodian for Client.
BankAmerica will take Client's instructions as to the disposition of securities, except to the extent otherwise provided under this Agreement. BankAmerica will take reasonable steps to collect all payments of money, goods, or other property due or owing to Client as owner of the securities and hold the same in Client's general clearing account.
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     (d) BankAmerica need not perform any service with respect to a security until the security is within the possession or control of BankAmerica in good deliverable form. Securities held for other clients of BankAmerica shall not create rights or duties on behalf of Client. BankAmerica shall use its best efforts to correct problems caused by receipt or delivery of securlties that are not in good deliverable form. Client shall bear all risk for transactions involving securities not in good deliverable form and will give instructions regarding the disposition of such securities.

     (e) If BankAmerica shall deliver or shall cause to be delivered on behalf of Client a security with a collection of a draft or other claim against such delivery, BankAmerica shall not be responsible for failure to receive payment therefor although it may have made advances against the draft or claim. If BankAmerica shall carry out a transaction, sell, or cause the transfer or pledge of securities according to the instructions of Client, Client and not BankAmerica shall be liable for the transaction.

     (f) Client shall cooperate fully with and assist BankAmerica in the event of the floss, theft, disappearance, destruction or damage, in whole or in part, of any securities delivered to BankAmerica. BankAmerica shall not make inquiry of securities delivered by Client of any system for lost or stolen securities, except as specifically agreed with Client.
     (g) Upon Client's instruction and subject to Paragraph 6(b) hereof, BankAmerica will hold securities that Client designates in writing to BankAmerica as securities for the account of Client's customers (as defined in Rules 8c-1 and 15c2-1 under the Securities Exchange Act of 1934, as amendeed) by entering same on its books in a segregated account denominated Customer Clearance Account. BankAmerica shall not be obligated to hold such securities separate and apart from securities otherwise held by BankAmerica for Client and others.

     (h) Upon Client's instruction and subject to Paragraph 6(b) hereof, BankAmerica will hold securities that Client designates in writing to BankAmerica as securities to be held free from BankAmerica's lien by entering same on its books in a segregated account denominated Safekeeping Account or Segregation Account. BankAmerica shall not be obligated to hold such securities separate and apart from securities otherwise held by BankAmerica for Client and others. Securities held for Client in such segregated account will not be reclassified or otherwise disposed of except upon receipt by BankAmerica of Client's instructions.

     4. Credit

     (a) In connection with the services performed under this Agreement, BankAmerica may, in its discretion, extend, renew increase, decrease. or withdraw credit to or for Client. All loans to Client shall be payable on demand, and are subject to such terms and conditions as BankAmerica may, from time to time, deem appropriate.

     (b) Client agrees to pay interest and principal when due and hereby authorizes BankAmerica to charge and debit Client's account(s) to effect payment. BankAmerica has informed Client of BankAmerica's current margin requirements. Client agrees to maintain margin as required from time to time by BankAmerica or repay loans.

     5. Power of Attorney. Client appoints BankAmerica its true and lawful agent and attorney-in-fact to make, execute, and deliver for, on behalf of, and in the name of Client any and all documents and instruments, including stock powers, bond powers, drafts, negotiable instruments, and powers of assignment, to enable BankAmerica to render services under this Agreement, including to make a security negotiable, transferable, or in good delivery form, to transfer or register the transfer of a security into the name of any entity, including that of BankAmerica or its nominee, or to do any other acts BankAmerica deems necessary or appropriate to effect the purposes of this Agreement. Client shall at any time and from time to time execute and deliver such further agreements or powers ot attorney as may be necessary to vest in BankAmerica the powers conferred in this Paragraph.
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     6. Grant of Security Interest and Use of Colleteral.

     (a) To secure the timely discharge of all Client s obligations to BankAmerica, Client grants to BankAmerica a security interest in, lien upon, and right of set-off as to all securities and rights with respect to those securities, money, and other property, and all proceeds thereof and accommodations thereto, now or hereafter held by, deposited with, or otherwise within the possession or control of BankAmerica its agents, or affiliated persons (as defined by the Securities Exchange Act of 1934, as amended), or held by or for Client by a financial intermediary and identified to BankAmerica or known by BankAmerica to be so held ("Collateral ); provided, however, that the security interest and lien granted hereunder shall not extend to securities as long as they are carried on BankAmerica s books, pursuant to Client's instructions, in a segregated account for securities to be held free from BankAmerica's lien.

     (b) BankAmerica need not remove any Collateral from the lien of BankAmerica, including by transferring securities to an account free from BankAmerica's lien or by effecting the delivery of securities free of payment, if after giving effect to such instructions, BankAmerica would deem itself less than adequately secured or Client would not be in compliance with BankAmerica's margin requirements then in effect. Any instruction from Client in contravention of the foregoing shall be of no force or effect regardless of any action taken by BankAmerica.

     (c) BankAmerica shall have the right to dispose of Collateral in any manner set forth in Section 9-504 of the New York Uniform Commercial Code or permitted by other applicable law Disposition of the Collateral will be deemed to be in a commerically reasonable manner if BankAmerica (i) retains the services of a broker s broker or other broker or securities dealer, (ii) sells the Collateral for settlement on the same business day as the day of sale or next business day after sale (cash sale), and (iii) restricts the market or market participants to which the Collateral is offered for sale, such as by using a private quotation service or by refusing to solicit or receive bids or offers from one or more persons or groups of persons including Client and its agents, affiliates, or parties acting together with or at the behest of Client, or any combination ot or all of the foregoing. BankAmerica or its affiliates may purchase the Collateral at any sale at the publicly-quoted ask price on the date of sale or at the publicly-quoted ask price at the open of business on the next business day if the sale is not held during business hours.

     (d) Regarding Collateral in BankAmerica's possession or control, BankAmerica shall use reasonable care in the custody and preservation of such Collateral, but need not take any steps necessary to preserve rights against prior parties, unless instructed by Client and then at Client's expense.

     (e) BankAmerica may grant a security interest in, pledge, re-pledge, hypothecate, re-hypothecate, enter into and perform repurchase and reverse repurchase agreements and securities loan and securities borrow agreements with the Collateral, separate or together with collateral of other clients, without retaining possession or control of a like amount of Collateral and without notice to Client. BankAmerica may use and deal with the Collateral and bear the risk and benefit thereof; BankAmerica's only obligation being to return the Colateral upon Client's satisfaction in full of its obligations to BankAmerica or the deposit with BankAmerica of Collateral satisfactory to BankAmerica in substitution for the Collateral being returned or a combination of the foregoing.

     7. Additional Collateral.

     (a) At such time as BankAmerica deems itself insecure with respect to Client's ability to perform its obligations BankAmerica may request and Client shall promptly: (i) reduce the amount of credit extended to or for Client by BankAmerica, or (ii) deliver additional Collateral to BankAmerica in an amount satisfactory to BankAmerica. As to the additional Collateral, BankAmerica shall have all the same rights as to additional Collateral granted it in Paragraph 6 above.

     (b) Client specifically agrees that: (i) demands for payment of
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funds be honored (a) within two hours of the demand or no later than
10:00 a.m., New York time, on the next day that banks are open for business in New York, New York, as BankAmerica shall select, and (b) in immediately available funds; (ii) securities deposited by Client as Collateral in which Client makes a market or has a significant position be valued at a discount (which may be significant), as determined by BankAmerica in its sole discretion, (iii) requests by BankAmerica for the deposit of additional Collateral, reduction in amount or payment in full of credit extended for or arranged for Client or a combination thereof be fulfilled not later than two hours after such request or one hour after BankAmerica's opening for business on the business day succeeding such demand, as BankAmerica shall select. All demands made hereunder may be oral if promptly confirmed in writing.

     8. Pledge, Sale or Assignment of Obligations. Client hereby authorizes BankAmerica to pledge, re-pledge, hypothecate, re-hypothecate, sell, or assign, in whole or in part, to one or more parties all or part of any one or more obligations of Client to BankArnerica including liabilities arising out of credit extended to or arranged for Client, without notice to Client. Each pledgee or purchaser of such obligations shall have the same rights in and to an aliquot, portion of the Collateral as BankAmerica. Notwithstanding any pledge, sale or assignment, Client shall pay all of its obligations to BankAmerica unless and until BankAmerica gives Client notice of a pledge or assignment and identifies the person to which the obligation was pledged or assigned, the amount of the obligation pledged or assigned and the Colleral with respect thereto, at which time such obligation shall be paid by Client to that third person.

     9. Representations and Warranties. Client hereby makes the following continuing representations and warranties:

     (a) Client is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it hereunder.

     (b) This Agreement and the performance of all transactions contemplated hereunder have been duly authorized by Client in accordance with all requisite corporate action. This Agreement has been duly executed and delivered and constitutes a valid, legal and binding obligation of Client, enforceable in accordance with its terms.

     (c) Client has and at all times shall maintain a Broker's Blanket Bond or Banker's Blanket Bond in amounts that are reasonable in view of Client's volume of business

     (d) Any information regarding Client that is, has been, or in the future will be furnished to BankAmerica is accurate and complete and does not omit any material information.

     (e) Client shall furnish BankAmerica, as soon as possible after preparation, copies of its audited and unaudited statements of financial condition (other than tax returns), that Client makes, or otherwise are, publicly available or are filed with any government, governmental agency, or self regulatory organization (as defined in the Securities Exchange Act of 1934, as amended) and such other information, reports, or financial statements as BankAmerica may, from time to time, reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise expressly provided.

     (f) Client is in compliance with, and during the term of this Agreement will remain in compliance wlth, all applicable laws rules, and regulations of any government, governmental agency, or self regulatory organization having authority or jurisdiction over Client or any transaction or other matter which may involve BankAmerica performing services for or extending credit to or for Client.

     (g) All securities delivered by or on behalf of Client to BankAmerica are delivered tree, clear, and unencumbered by any rights, claims, or interests of any third person except the rights of Client's customers in securlties that BankAmerica shall shall by entering same on its books in a segregated account pursuant to instructions from Client as set forth in Paragraph 3(h) above.

     (h) All securities Client instructs BankAmerica to carry in the Customer Clearance Account will be securitles carried for the accounts of Client's customers and the pledge and hypothecation thereof, and grant of a security interest therein, by Client will not contravne any provision of Rules 8c-1 and 15c2-1 under the Securities Exchange Act of1934, as amended.

     (i) Client shall notify BankAmerica promptly of any material adverse change in its position, financiai or otherwise.

     10. Limitations on Liability and Indemnification.

     (a) BankAmerica shall not be liabie for any expense claim, loss or damage suffered by Client or any third person arising out of or caused by any delay in, or failure to, performance by BankAmerica, in whole or in part, arising out or a caused by circumstances beyond BankAmerica's direct and reasonable controi, including without limitation: acts of God; interruption, delay in, or loss (partial or complete) of electrical power or of computer (hardware or software) or communication services; act of civil or military authority, sabotage; war or other government action; civil disturbance or riot; strike or other labor disturbance; national emergency epidemic; flood, earthquake, fire or other catastrophe; government, judicial, or self regulatory organization order, rule, or regulation; energy or naturali resource difficulty or shortage; and inability to obtain or timely to obtain materials, equipment or transportation.

     (b) With respect to all securities delivered hereunder, BankAmerica shall be deemed an "intermediary" as defined in Section 8- 306(3) of the New York Unitorm Commercial Code and the only warranty given by BankAmerica shall be the warranty provided in Section 8-306(3).

     (c) BankAmerica shall not be liable for any expense, claim, loss or damage Client or any third person may suffer by reason of any delay Client or BankAmerica may experience in obtaining securities from any clearing agent, transfer agent, Federal Reserve book entry system, issuer, broker, dealer, customer or Client, or third person, or in obtaining monies from any customer or Client, bank clearing agent, the Federal Reserve wire transfer system, or third person. BankAmerica shall not be liabie for any expense, claim, loss or damage suffered by Client or any third person due to BankAmerica's failure to follow any-special terms or conditions on receipts from or deliveries to one or more persons imposed by BankAmerica at its discretion from time to time.

     (d) BankAmerica shall not be liable for any expense, claim, loss or damage Client or any third person may suffer because any security received or delivered by BankAmerica shall be invalid or fraudulent or by reason of any failure of signature by an unathorized person on, or forgery or wrongful alteration of, a written instrument or inaccuracy, incompletness or falsity of data transmitted by computer tape, terminal, or other computer facilities or in a written instrument if BankAmerica shall have had reason to believe that such instrument instruction, or data was for the account or benefit of Client or that the writing was signed by, or the data or computer tape was transmitted by, an approriately authorized person. BankAmerica may act on oral instructions from a person BankAmerica reasonably believes to be authorized to give such instructions, and Client will be so bound except as to instructions given after the opening of business on the second business day after receipt by BankAmerica of a signed written notice from Client that such porson is not so authorized. BankAmerica shall not be liable for any expense, Cliim, loss or damage Client or any third person may suffer by reason of BankAmerica acting upon any instructions (whether written, or oral or via computer facilities) or any notice, request, waiver, consent, receipt or other document which BankAmerica reasonably believes to be genuine or transmitted by authorized persons designated in Client's crertified list.

     (e) In performing its obligations pursuant to this Agreement, BankAmerica may use such agents, clearing agents, correspondents, custodians and securities depositories as BankAmerica, in its discretion, deems necessary, appropriate or desirable includlng, but not limited to, Depository Trust Company, Midwest Securities Trust
Corporation, National Securities Clearing Corporation and MBS Clearing Corporation. BankAmerica shall not be liable for any expense, claim, loss or damage Client or any third person may suffer by reason of any action or omission to act on the part of such agents, clearing agents, or custodians or securitbs depositories, except that BankAmerica shall pay Client an allocable portion of any recovery by BankAmerica from such agents, clearing agents, correspondents, custodians or securitles deposititories with respect to such action or omission to act.
     (f) BankAmerica shall provide Client with periodic statements and advices concerning transactions effected for Client's account(s) and securities positions held in Client's account(s). Client shall promptly review all such statements and advices and shall promptly advise BankAmerica of any error, omission, or inaccuracy in the transactions or positions reported. BankAmerica shall not be liable under any circumstances for any errors, failures, or omissions that shail have been reported by BankAmerica in statements and advices to Client and that Client shall not have promptly advised BankAmerica to remedy or correct.

     (g) Client agrees to release, indemnify, and hold harmless BankAmerica its officers, directors, employes, agents, and affiliated persons for any expense (including attorneys' fees and accountants' fees), claim, loss, or damage suffered by Client or any third person relating to those areas of liability expressly disclaimed or restricted above. In addition, Client agrees to release, indemnify, and hold harmless BankAmerica, its officers, directors, employees, agents, and affiliated persons for any expense (including attorneys' fees and accountants' fees), loss, damage, claim, fine, or penalty incurred by or asserted against Client, BankAmerica, or any third person arising out of BankAmerica's performance of services for Client under this Agreement, or any actual or alleged breach by Client or BankAmerica of any provision of this Agreement, or any failure in whole or in part or delay in performing any duty or obiigation hereunder, other than by reason of gross negligence or intentional, willful malfeasance of BankAmerica. Specitically, Client further agrees to release, indemnify and hold harmless BankAmerica, its officers, directors, employees, agents, and affiliated persons for their costs and attorneys' fees in connection with their defense of or participation in any action, claim, investigation, or administrative proceeding arising out of BankAmerica's performance of services for Client under this Agreement. All releases and indemnifications provided herein shall survive termination of this Agreement.

     11. Termination. Either party may terminate this Pgreement upon thirty days written notice given to the other party, provided, however, that such notice of termination shall be effective:

     (a) Immediately, if the other party shall: (i) become or be declared insolvent; (ii) file a petition rommencing a voluntary case under any chapter of Title 11 or similar law of the United States Code, or have a petition filed under Chapter 7 or 11 of rrtle ll or similar law commencing involuntary bankruptcy; (iii) make a general assignment for the benefit of its creditors;
(iv) be unable to or fail to pay its obligations timely as they mature; (v) sell or agree to sell substantially all of its assets; (vi) file an application for, or consent to, the appointment of any receiver, trustee, custodian, liquidator, or similar person for all or any portion of its property; (vii) file a petition seeking a reorganization of its financial affairs or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution a reorganization of its financial affairs or take advantage ofany bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute (viii) take any corporate action for the purpose of effecting any of the foregoing; or (ix) if Client shall be subject to investigation or disciplinary action by any securities regulator; or (x) any condition or event shall occur which BankAmerica in good faith believes will have a material adverse effect on Client's business or operations.

     (b) Immediately, if any statement, representation, or warranty made herein or in any document provided in connection with this Agreement shall be, or have been at the time made or during the term of this Agreement, false or misleading in any material respect.

     12. General Provisions. This Agreement shall be governed by, interpreted under, and enforced in accordance with the laws of the State of New York applicable to contracts made and to be perforrned in the State of New York. Except as provided in Paragraph 8 above, neither this Agreement nor any rights, duties, or obligations hereunder shall be assignable by BankAmerica or Client except that BankAmerica may assing this Aggreement or its rights, dutes, or obligations hereunder, In whole or in part, to BankAmerica Corporation or a subsidiary or affilate thereof or to a company succeeding to the interest of BankAmerica by reason of merger, sale, or reorganizations. Except as otherwise provided in this Agreement, any failure by either party hereto to comply with any provision of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     This Agreement embodies the entire agreement between the partles with respect to the transactions contemplated hereunder and contains all of the terms, conditions, and provisions thereof. This Agreement supersedes all prior agreements and understandings by the parties with respect to such transactions.

 *** START HERE ***
CLIENT First of America Securities, Inc.

BY:  /S/ Susan L. Currier

Title:  President & CEO

BY:

Title:

BankAmerica
NATIONAL TRUST COMPANY

BY:  /S/ Joseph Guardino, SVP

ATTEST

                                  AMENDMENT



     THIS AMENDMENT dated as of the 2nd day of March, 199 5 between BANKAMERICA NATIONAL TRUST COMPANY ("BankAmerica") and FIRST OF AMERICA SECURITIES, INC. ("Client") amends and supplements the Clearing Custody and Financing Agreement (the "CCF Agreement") dated March 2nd 1995 between BankAmerica and Client.

     WHEREAS, BankAmerica is in the business of providing clients with clearing and other services and receives funding for certain of its services from various sources which may vary from time to time; and

     WHEREAS, the parties hereto wish to amend and supplement the CCF Agreement in order to clarify the intent of the parties thereunder; and

     NOW, THEREFORE, the parties hereto aqree as follows:

1. Section 1 of the CCF Agreement is hereby amended by adding the following sentence after the first sentence: "The attached fee schedule ("Fee Schedule") shall remain in effect for a period of three years from the date of this Amendment."

     Section 1 of the CCF Agreement is further amended by deleting the language following the word "agencies" and substituting the following therefor:
     ",securities eligible for deposit in the Depository Trust Company or the Participants Trust Company, and such other securities as shall be mutually agreed upon by the parties hereto from time to time."

2. Section 2(c) of the CCF Agreement is hereby amended by deleting the language set forth in the CCF Agreement and substituting the following therefor: "(c) interest on all credit or advances, which interest shall accrue at the rate stated in the Fee Schedule as in effect from time to time and for other financial accommodations extended by BankAmerica at such rate or rates established by BankAmerica from time to time;".

3. Section 4(a) of the CCF Agreement is hereby amended by deleting the language following the words "conditions as BankAmerica" and substituting the following therefor: "and Client may from time to time mutually agree upon."

4. Section 9(c) of the CCF Agreement is hereby amended by adding the words "in Client's best judgment" after the word "reasonable" and by adding the words "type and" before the word "volume".

5. Section 11 of the CCF Agreement is hereby amended by deleting the words "thirty days" in the first line and substituting the words "ninety days" therefor.

6. Section 12 of the CCF Agreement is hereby amended by adding the following language to the end of the second sentence ", provided, however, that BankAmerica shall provide Client with reasonable prior notice in the event of any such assignment of this Aqreement."

7. The provisions of this Amendment shall be effective as of the date hereof.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officer(s).

FIRST OF AMERICA SECURITIES, INC.


By:    /S/ Susan L. Currier

Title: __________________________



BANKAMERICA NATIONAL TRUST COMPANY


By:
Title:   SVP